Exhibit 10.1

PURCHASE AND SALE AGREEMENT

EASTERN AMERICAN NATURAL GAS TRUST,

As Seller

and

ENERGY CORPORATION OF AMERICA

As Buyer

January 3, 2013

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is made and entered into on January 3, 2013, by and among Eastern American Natural Gas Trust, a Delaware statutory trust (the “Trust” or the “Seller”) acting through The Bank of New York Mellon Trust Company, N.A., as trustee for the Trust (“Trustee”), and Energy Corporation of America, a West Virginia corporation (“ECA” or “Buyer”).  Buyer and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Trust was formed under the Delaware Business Trust Act pursuant to an Amended and Restated Trust Agreement dated as of January 1, 1993 (the “Trust Agreement”) by and among Eastern American Energy Corporation, a West Virginia corporation (“EAEC”), as trustor, and Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, and Bank of Montreal Trust Company, a trust company organized under the laws of the State of New York, as trustees; and

WHEREAS, EAEC was a wholly-owned subsidiary of ECA, and was subsequently merged with and into ECA; and

WHEREAS, The Bank of New York Mellon Trust Company, N.A. currently serves as trustee of the Trust; and

WHEREAS, the Trust was formed to acquire and hold net profits interests (the “Net Profits Interests”) created from the working interests owned by ECA in certain producing gas wells and proved development well locations located in West Virginia and Pennsylvania (the “Underlying Properties”); and

WHEREAS, the Net Profits Interests include a royalty interest (the “Royalty NPI”) set forth in the Royalty NPI Conveyance from EAEC to Bank of Montreal Trust Company, as trustee under the Trust Agreement, delivered to be effective as of January 1, 1993 and recorded as set forth in Exhibit A to this Agreement (the “NPI Conveyance”), a copy of which is attached as Exhibit B to this Agreement; and

WHEREAS, the Royalty NPI is passive in nature, and ownership of the Royalty NPI does not confer any management control or authority over the operation of the Underlying Properties; and

WHEREAS, the NPI Conveyance provided that it transferred to the Trustee, on behalf of the Trust, as a net profits interest, a variable undivided interest in and to the Subject Interests (as defined therein), insofar and only insofar as the same relate to the Wells (as defined therein), sufficient to cause the Trust to receive that volume of Trust Gas (as defined therein), calculated and delivered in kind or paid in money in accordance with the further terms and conditions of the NPI Conveyance; and

WHEREAS, the NPI Conveyance defines a “Well” to mean the bore hole of each Gas well identified in Exhibit A-1 and Exhibit A-2 to the NPI Conveyance and is expressly limited to

1

the gas produced from the surface of the ground to a depth of one hundred feet (100’) below the depth of the deepest producing horizon in each Well; and

WHEREAS, from time to time certain Wells originally subject to the Royalty NPI have been released from the Royalty NPI; and

WHEREAS, the Trust is required to sell the Royalty NPI, and the Trustee is required to liquidate the Trust and distribute the proceeds of the sale of the Royalty NPI to the holders of beneficial interest in the Trust in accordance with the terms of the Trust Agreement; and

WHEREAS, the Trust entered into a Purchase and Sale Agreement dated October 24, 2012 with a third party (the “October 24, 2012 Agreement”), pursuant to which the third party agreed to purchase the Royalty NPI pursuant to the terms and conditions thereof; and

WHEREAS, under the Trust Agreement, ECA had various preferential purchase rights, including a right of first refusal to purchase any or all of the Royalty NPI from the Trust at the same price and upon the same terms as those set forth in the October 24, 2012 Agreement; and

WHEREAS, pursuant to a letter dated November 5, 2012, ECA notified Trustee of its exercise of its right of first refusal to purchase the Royalty NPI; and

WHEREAS, the Parties are entering into this Agreement in order to set forth the terms of the sale of the Royalty NPI by the Trust to Buyer, which terms are the same as those set forth in the October 24, 2012 Agreement except for terms relating to the substitution of Buyer for the third party; and

WHEREAS, Buyer understands that Buyer is not acquiring any interest whatsoever in the Term NPI (unless the context otherwise requires, this and other terms used and capitalized but not defined in this Agreement having the meanings ascribed to them in the Trust Agreement) held by the Trust; and

WHEREAS, the sale of the Royalty NPI pursuant to this Agreement is intended to be, and shall be, made on the terms and conditions set forth herein, including, without limitation, the conditions that the sale of the Royalty NPI shall be made on an AS IS, WHERE IS, basis, without any recourse of the Buyer to the Trust, the Trustee or any other person for any amount or obligation whatsoever after the Closing contemplated by this Agreement (other than the rights of the Buyer under the NPI Conveyance); any and all claims or potential claims, whether for matters known or unknown, being waived and absolutely and unconditionally released by the execution and delivery of this Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article 1
DEFINITIONS

“Affiliate” means any person which (a) controls either directly or indirectly a Party, or (b) is controlled directly or indirectly by such Party, or (c) is directly or indirectly controlled by a person which directly or indirectly controls such Party, for which purpose “control” shall mean the right to exercise fifty percent (50%) or more of the voting rights in the appointment of the directors or similar representation of a person, and for which purpose and for the purpose of other provisions of this Agreement “person” shall mean any individual, corporation, government, partnership, company, group, authority, association or other entity.

“Agreement” is defined in the preamble.

“Assignment” is defined in Section 6.2.1.

“Business Day” means each weekday which is not a day on which banks in Austin, Texas, are generally authorized or obligated, by law or executive order, to close.

“Buyer” is defined in the preamble.

“Closing” is defined in Section 6.1.

“Closing Date” is defined in Section 6.1.

“EAEC” is defined in the recitals.

“ECA” is defined in the recitals.

“Net Profits Interests” is defined in the recitals.

“NPI Conveyance” is defined in the recitals.

“Party” and “Parties” is defined in the preamble.

“Royalty NPI” is defined in the recitals.

“Seller” is defined in the preamble.

“Trust” is defined in the preamble.

“Trustee” is defined in the preamble.

“Trust Agreement” is defined in the recitals.

“Underlying Properties” is defined in the recitals.

Article 2
SALE AND PURCHASE OF PROPERTIES; EXCLUDED ASSETS

2.1                               Sale and Purchase of Properties.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, convey and deliver to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, on the terms set forth herein, all of Seller’s right, title and interest in and to the Royalty NPI.  All persons are referred to the NPI Conveyance for the terms thereof and for specific descriptions of the Royalty NPI created under the NPI Conveyance.

2.2                               Rights to Distributions.  The sale of the Royalty NPI shall occur at the Closing (as defined below).  After the Closing occurs, the rights of the Parties to payment pursuant to the NPI Conveyance shall be as follows:

2.2.1.                        Seller is and shall remain entitled to any quarterly payment to be made pursuant to the NPI Conveyance for the quarter ended September 30, 2012, which payment was made by ECA to Seller during the month of December 2012; and

2.2.2.                        Buyer shall be entitled to any quarterly payment to be made pursuant to the NPI Conveyance for the quarter commencing October 1, 2012 and ending December 31, 2012, which payment is expected to be made by ECA to Buyer during the month of March 2013, and to any and all subsequent quarterly payments under the NPI Conveyance.

2.3                               Excluded Assets.  The assets to be conveyed hereunder do not include any assets or right of any nature whatsoever other than Seller’s right, title and interest in and to the Royalty NPI as set forth in Section 2.2 above.  Without limiting the preceding sentence in any way, the assets to be conveyed hereunder do not include any interest in either (a) any other royalty interests held by Seller or any of Seller’s other assets, or (b) any right to any net profits or other payments from or relating to any of the Wells listed on Exhibit C hereto, which Wells have previously released from the Royalty NPI by Seller.

2.4                               Buyer’s Right to Assign Rights to Affiliate.  Buyer shall have the right to assign its rights hereunder to an entity under Buyer’s control; provided, however, that no such assignment shall relieve Buyer of its obligations hereunder.  Buyer shall notify Seller of any such assignment in writing delivered not later than three business days prior to the Closing.  In the event of any such assignment, Buyer shall ensure that its assignee performs the obligations of Buyer hereunder; Buyer shall duly and punctually perform any such obligation to the extent that its assignee fails to do so; and Buyer shall remain liable for any failure of such assignee to perform any such obligation.

Article 3
CONSIDERATION

3.1                               Consideration.  In consideration for the Royalty NPI, Buyer shall deliver to Seller at Closing Six Million Five Hundred Thousand U.S. Dollars ($6,500,000), subject to adjustment as set forth in Section 3.2 hereof (such amount, as so adjusted, being herein called the “Purchase Price”).

3.2                               Gas Price Adjustment to the Purchase Price.  The October 24, 2012 Agreement provided that “[i]f natural gas prices (measured by reference to the NYMEX December 2012 contract) close at a price below $3.709 (such price being five percent (5%) lower than the closing price of the NYMEX December 2012 contract of $3.904 on October 18, 2012) on the business day prior to the date on which the right of first refusal held by ECA under the Trust Agreement lapses or is waived, the Purchase Price shall be decreased by the same percentage as the percentage decrease in natural gas prices as so measured.  If the closing price of the NYMEX December 2012 contract is not below $3.709 on the business day prior to the date on which the right of first refusal held by ECA under the Trust Agreement lapses or is waived, no adjustment shall be made to the Purchase Price pursuant to this Section 3.2.”  Buyer exercised its right of first refusal on November 5, 2012 and pursuant to the aforesaid purchase price adjustment provision Buyer is entitled to an adjustment of Five Hundred Eighty Two Thousand Seven Hundred Twenty Five Dollars ($582,725.00), and as a result the total adjusted Purchase Price to be delivered to Seller is Five Million Nine Hundred Seventeen Thousand Two Hundred and Seventy Five Dollars ($5,917,275.00).

3.3                               No Other Adjustments to the Purchase Price.  Except as set forth in Section 3.2  hereof, no other adjustments shall be made to the Purchase Price.  Without limiting the foregoing, payments attributable to the Royalty NPI shall be allocated between Seller and Buyer as provided in Section 2.2, regardless of whether a Royalty NPI payment includes production revenue or costs that precede or follow the Closing Date.

Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that each of the statements made in this Article 4 is true and correct as of the date of this Agreement.

4.1                               Organization.  Seller is statutory trust formed under the Delaware Business Trust Act.

4.2                               Authority.  Seller has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and to perform its obligations hereunder.

4.3                               Enforceability.  This Agreement and all documents and instruments required hereunder have been duly executed and delivered by or on behalf of Seller.  This Agreement and all such documents and instruments executed and delivered by or on behalf of Seller at Closing constitute legal, valid, and binding obligations of Seller enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors’ rights generally.

4.4                               No Conflict.  Seller’s execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (a) violate or conflict with any provision of Seller’s documents of formation or other governing documents, (b) result in the breach of any term or condition of, or constitute a default under any agreement or instrument to which Seller is a party or by which Seller or the Royalty NPI is bound, or (c) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.  There are no governmental consents required in connection with the consummation of the transactions contemplated hereby, other than approvals from governmental entities customarily obtained post-closing.

4.5                               Finder’s Fees.  Seller has incurred no liability, contingent or otherwise, for broker’s or finder’s fees in respect of this transaction for which Buyer shall have any responsibility whatsoever.

4.6                               Limitations of Seller’s Warranties.  The conveyance of the Royalty NPI is made without warranty of title, express or implied.  SELLER CONVEYS THE ROYALTY NPI AS-IS, WHERE-IS AND WITH ALL FAULTS AND EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF (A) MERCHANTABILITY, (B) FITNESS FOR A PARTICULAR PURPOSE, (C) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND (D) FREEDOM FROM REDHIBITORY VICES OR DEFECTS.  SELLER ALSO EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE ROYALTY NPI BASED THEREON OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE PROPERTIES. THIS DISCLAIMER AND DENIAL OF WARRANTY ALSO EXTENDS TO THE EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF HYDROCARBONS, IT BEING UNDERSTOOD THAT ALL RESERVE, PRICE AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL EVALUATION OF BUYER. BUYER HEREBY WAIVES ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF THE INFORMATION, REPORTS, PROJECTIONS, MATERIALS, RECORDS, AND DATA NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THE ROYALTY NPI OR THIS AGREEMENT (INCLUDING ANY DESCRIPTION OF THE ROYALTY NPI, ANY NET PROFITS INTERESTS, QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY), PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, PRICING ASSUMPTIONS, ABILITY OR POTENTIAL FOR PRODUCTION OF HYDROCARBONS, ENVIRONMENTAL CONDITION OF ANY PROPERTIES, OR ANY OTHER MATTERS CONTAINED IN ANY OTHER MATERIAL FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER’S AGENTS OR REPRESENTATIVES).  ANY AND ALL SUCH INFORMATION, REPORTS, PROJECTIONS, MATERIALS, RECORDS, AND DATA NOW, HERETOFORE OR HEREAFTER FURNISHED BY SELLER IS PROVIDED AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF SAME IS AT BUYER’S SOLE RISK.

Article 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that each of the statements made in this Article 5 is true and correct as of the date of this Agreement.

5.1                               Organization.  Buyer is a West Virginia corporation organized, validly existing and in good standing under the laws of the State of West Virginia.  Buyer is in good standing and duly qualified to do business in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification or registration necessary.

5.2                               Authority.  Buyer has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and to perform its obligations hereunder.

5.3                               Enforceability.  This Agreement and all documents and instruments required hereunder have been duly executed and delivered by Buyer.  This Agreement and all such documents and instruments executed and delivered by Buyer at Closing constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors’ rights generally.

5.4                               No Conflicts.  Buyer’s execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (a) violate or conflict with any provision of Buyer’s documents of formation or other governing documents, (b) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which Buyer is a party or by which it is bound, or (c) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

5.5                               Buyer’s Experience and Advisors.  Buyer is an experienced and knowledgeable investor in the oil and gas business.  Buyer has relied solely on its own expertise and advisors in making its determination to enter into this Agreement.  Prior to entering into this Agreement, to the extent Buyer deemed appropriate, Buyer was advised by and has relied solely on its own legal, tax, engineering, financial, and other professional advisors or counsel concerning this Agreement, the Royalty NPI and the value thereof.

5.6                               Finder’s Fees.  Buyer has incurred no liability, contingent or otherwise, for broker’s or finder’s fees in respect of this transaction for which Seller shall have any responsibility whatsoever.

Article 6
CLOSING; TERMINATION RIGHTS

6.1                               The Closing.  The closing of the purchase and sale of the Royalty NPI pursuant to this Agreement (“Closing”) shall be held at 10:00 a.m. local time in the offices of the Trustee located at 919 Congress Avenue, Suite 500, Austin, Texas 78701 on January 10, 2013, or at such other location, time or date as the Parties may agree (the “Closing Date”).

6.2                               Closing Deliveries.  At the Closing, the following events shall occur, each event under the control of one Party hereto being a condition precedent to the events under the control of the other Party, and each event being deemed to have occurred simultaneously with the other events:

6.2.1.                        Seller shall execute and deliver to Buyer, and Buyer shall execute and receive, one or more instruments of assignment, in the form attached hereto as Exhibit D,

(the “Assignment”) and such other documents as may be reasonably necessary to convey Seller’s interest in the Royalty NPI to Buyer in accordance with the provisions hereof;

6.2.2.                        Buyer shall deliver via wire transfer to an account specified by Seller, in immediately available funds, the Purchase Price;

6.2.3.                        Seller shall provide to Buyer a certificate of non-foreign status that complies with Section 1445 of the Internal Revenue Code of 1986, in a form attached hereto as Exhibit E; and

6.2.4.                        The Parties shall execute and deliver each other instrument required hereunder to be executed and delivered at the Closing.

6.3                               Termination Rights.  This Agreement may be terminated as provided below.

6.3.1.                        Buyer may terminate this Agreement by delivery of written notice to Seller at any time on or prior to the Closing Date if, as of the Closing Date, Seller has breached any representation, warranty or covenant in this Agreement in any material respect (and without regard to any standard of materiality set forth in any representation, warranty or covenant of Seller herein) and Seller has failed to cure such breach within a reasonable time period after receiving written notice of such breach.

6.3.2.                        Seller may terminate this Agreement by delivery of written notice to Buyer at any time on or prior to the Closing Date if, as of the Closing Date, Buyer has breached any representation, warranty or covenant in this Agreement in any material respect (and without regard to any standard of materiality set forth in any representation, warranty or covenant of Buyer herein) and Buyer has failed to cure such breach within a reasonable time period after receiving written notice of such breach.

6.4                               Effect of Termination.  The exercise of such right of termination under Section 6.3.1 or Section 6.3.2 will not be an election of remedies.  If this Agreement is terminated pursuant to Section 6.3.1 or Section6.3.2, all obligations of the Parties under this Agreement will terminate except the obligations of the Parties in this Section 6.4 and Article 11 will survive and the terminating Party will be entitled to pursue all remedies available at law for damages or other relief, in equity or otherwise.

Article 7
POST-CLOSING MATTERS

7.1                               Receipts and Credits.  Payments attributable to the Royalty NPI shall be allocated between Seller and Buyer as provided in Section 2.2, regardless of whether a Royalty NPI payment includes production revenue or costs that precede or follow the Closing Date.  In the event that Buyer receives a payment due to Seller, Buyer shall fully disclose, account for, and transmit the same to Seller promptly. In the event that Seller receives a payment due to Buyer, Seller shall fully disclose, account for, and transmit the same to Buyer promptly.

Article 8
ADDITIONAL COVENANTS

8.1               Further Assurances.  After the Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.  Seller shall use commercially reasonable efforts to cooperate with Buyer’s efforts to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement that are customarily obtained after Closing.

8.2               Expense Reimbursement.  Buyer has agreed to reimburse Seller for the out of pocket expenses incurred by the third party in connection with the October 24, 2012 Agreement, which Seller agreed to pay pursuant to Section 8.2 of the October 24, 2012 Agreement.  The amount totals Seventeen Thousand Eight Hundred and Fifty Dollars ($17,850.00).

Article 9
RELEASE

9.1                               Release.  As set forth elsewhere herein, the sale of the Royalty NPI pursuant to this Agreement is made on the terms and conditions set forth herein, including, without limitation, the condition that the sale of the Royalty NPI is being made on an AS IS, WHERE IS, basis, without any representations or warranties by Seller other than those expressly set forth herein, and without any recourse of the Buyer to the Trust, the Trustee, or any other person for any amount or obligation whatsoever after the Closing (other than the rights of the Buyer under the NPI Conveyance).  Buyer hereby absolutely and unconditionally releases each of Seller and the Trustee from any and all claims or potential claims, whether for matters known or unknown, relating to Buyer’s purchase of the Royalty NPI or to any other matter arising under or relating to the transactions contemplated by this Agreement.

Article 10
ARBITRATION

Except as elsewhere provided in this Agreement, any controversy, dispute or claim between the Parties arising under this Agreement shall be determined by binding arbitration, the conduct of which shall be governed by the Commercial Arbitration Rules of the American Arbitration Association.

10.1        Determination.  The arbitration shall be before a three-person panel of arbitrators, with Buyer and Seller each selecting one arbitrator, and the two arbitrators so selected choosing the third arbitrator. The arbitrators selected to act hereunder under the Commercial Arbitration Rules of the American Arbitration Association shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within sixty (60) days after appointment of the third arbitrator. The arbitration shall be held in Travis County, Texas. The arbitration will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

10.2        Decision Binding.  The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the Parties as to the questions submitted, shall be enforceable against any Party in any court of competent jurisdiction, and Buyer and Seller will abide by and comply with such decision. The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the Parties.

Article 11
MISCELLANEOUS

11.1                        Notice.  All notices required or permitted under this Agreement shall be in writing and shall be delivered personally, by certified mail, postage prepaid and return receipt requested, by fax, or by electronic transmittal (such as Email and pdf’s) as follows:

Seller:	Eastern American Natural Gas Trust, care of The Bank of New York Mellon Trust Company, N.A., as Trustee

Address: 919 Congress Avenue, Suite 500
Austin, Texas 78701
Attention: Michael J. Ulrich
Telephone: (512) 236-6599
Fax: (512) 236-9275
Email: michael.ulrich@bnymellon.com

Buyer:	Energy Corporation of America

Address: 501 56th Street
Charleston, WV 25304
Attention: Donald C. Supcoe
Telephone: (304) 925-6100
Fax: (304) 925-3285
Email: dsupcoe@energycorporationofamerica.com

or to such other place within the United States of America as either Party may designate as to itself by written notice to the other.  All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notices given by fax or electronic transmittal shall be effective upon actual receipt if received during recipient’s normal business hours or at the beginning of the next Business Day after receipt if received after the recipient’s normal business hours.  All notices by fax or electronic transmittal shall be confirmed in writing on the day of transmission by either mailing by postage prepaid certified mail with return receipt requested, or by personal delivery.

11.2                        Governing Law.  Except for matters mandatorily governed by the real property laws of the state in which the properties subject to the Royalty NPI are located, this Agreement and the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

11.3                        Entire Agreement; No Third Party Beneficiaries.  This Agreement, together with the Exhibits attached hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  Except as contemplated by Section 2.4 hereof, there are no third party beneficiaries having rights under or with respect to this Agreement.

11.4                        Amendment; Waiver.  No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same shall be in writing and signed by Buyer and Seller.  No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

11.5                        Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court of competent jurisdiction, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the court of competent jurisdiction, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

11.6                        Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. References herein to any Section or Article shall be references to a Section or Article of this Agreement unless the context clearly requires otherwise.

11.7                        Confidentiality.  After Closing, Seller shall maintain, and shall cause its Affiliates, and each of its and their respective employees, consultants, representatives and agents to maintain, as confidential all information in their possession insofar as such information is applicable to the Royalty NPI conveyed to Buyer.  Notwithstanding anything in this Section 11.7 to the contrary, neither Seller nor any of its respective Affiliates or its respective employees, consultants, representatives or agents, shall be required to maintain as confidential any information (a) that becomes, through no violation of the provisions of this Section 11.7, part of the public domain by publication or otherwise; (b) which is obtained by a Party or its Affiliates from a source that is not known to it to be prohibited from disclosing such confidential information to a Party or its Affiliates by an obligation of confidentiality to the other Party to this Agreement; (c) which is developed independently by a Party or its Affiliates without use of the any information confidential hereunder; or (d) which Seller is required to disclose pursuant to any law, rule or regulation applicable to Seller.

11.8                                        Headings.  The Article and Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

11.9                                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by fax shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any Party delivering an executed counterpart of this Agreement by fax also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

11.10                                 Expenses and Fees.  Each of the Parties hereto shall pay its own fees and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby, including brokers’ fees.  Without limiting the generality of the foregoing, all conveyance fees, recording charges and other fees and charges incurred in connection with the consummation of the transactions contemplated hereby shall be paid by Buyer when due, and Buyer shall, at its own expense, file all necessary documentation with respect to all such fees and charges.

11.11                                 Transfer Taxes.  In the event any federal, state or local sales, transfer, gross proceeds, use and similar taxes are incident or applicable to the transfer of the Royalty NPI to Buyer under this Agreement, or caused by the transfer of the Royalty NPI to Buyer, such taxes shall be paid by Buyer.

11.12                                 Limitation on Damages.  Notwithstanding any term or provision of this Agreement to the contrary, in no event shall any party to this Agreement be liable for any consequential, special, exemplary, punitive or similar damages or lost profits arising out of or relating to this Agreement.

11.13                 Survival.  All of the representations and warranties made by either Party in this Agreement or pursuant hereto in any certificate, instrument, or document executed in connection herewith by either Party shall survive the consummation of the transactions described herein for a period of six (6) months from the Closing Date, after which time no Party may bring a claim for a breach or default thereof.

11.14                 Legal Fees and Costs.  If a Party institutes a judicial or other legal proceeding with respect to the subject matter of this Agreement, the prevailing Party in such a proceeding will be entitled to recover from the non-prevailing Party, in addition to any other relief to which such prevailing Party shall be entitled, the expenses incurred by the prevailing Party in such proceeding, including, without limitation, reasonable attorneys’ fees, costs, and necessary disbursements at all court levels.

11.15                 Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally, but solely as Trustee of the Trust in the exercise of the powers and authority vested in it and (ii) under no circumstances whatsoever shall the Trustee be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or for any other claim of any nature of Buyer relating to any matter contemplated by the Agreement or otherwise arising in connection with the transactions contemplated by this Agreement.  Buyer hereby expressly and absolutely and unconditionally waives and releases any and all claims of any nature, for matters known and unknown, and contingent or otherwise, that Buyer might have or have had against the Trustee as a result of or otherwise in connection with or relating to any matter relating to the transactions contemplated by this Agreement.

11.16                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL IN ANY JUDICIAL PROCEEDING IN ANY WAY RELATED TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR THE RELATIONSHIPS OF THE PARTIES HERETO.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVING ITS RIGHT TO DEMAND A TRIAL BY JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

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Executed as of the date set forth above.

SELLER:

EASTERN AMERICAN NATURAL GAS TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President

Signature Page to Purchase and Sale Agreement

BUYER:

ENERGY CORPORATION OF AMERICA

By:	/s/ Donald C. Supcoe
	Name:	Donald C. Supcoe
	Title:	Executive Vice President

Signature Page Purchase and Sale Agreement